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                                                                  Exhibit 10 (j)

                            INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT, made and entered into this _____ day of ________ , 198_ ("Agreement"), by and between POTLATCH CORPORATION, a Delaware Company ("Company"), and ______________________________ (the "Director"),

                              W I T N E S S E T H:

     Whereas highly competent persons are becoming more reluctant to serve publicly-owned corporations and their subsidiaries as directors or in other capacities unless they are provided with adequate protection through insurance or indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company; and

     Whereas the current difficulty of obtaining significant amounts of insurance at reasonable premiums and the uncertainties relating to statutory indemnification have increased the difficulty of attracting and retaining such persons; and

     Whereas the Board of Directors of the Company (the "Board") has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future:

     Whereas it is reasonable, prudent and necessary for the Company contractually to obligate itself to indem- nify such persons to the fullest extent permitted by applicable law in order to induce them to serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

     Whereas Director is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified:

     N o w, T h e r e f o r e, in consideration of the premises and the covenants in this Agreement, and intending to be legally bound, the Company and Director do hereby covenant and agree as follows:

     Section 1. Services by Director. Director agrees to serve as a director so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Restated Certificate of Incorporation and By-laws of the Company or any subsidiary of the Company and until such time as he resigns or fails to stand for election. Director may at any time and for any reason resign from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Director in any such position.

     Section 2. Amendment of Certificate of Incorporation. The Company shall use its best efforts to amend the Restated Certificate of Incorporation of the Company to contain in substance the following provisions:

     A. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability which, by express provision of the General Corporation Law of Delaware as in effect from time to time (hereinafter the "Delaware Law"), cannot be eliminated.

     B. (i) The corporation shall, to the fullest extent permitted by Delaware Law, indemnify any person (the "Indemnitee") who is or was involved in any manner (including, without limitation, as a party or a witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding brought by or in the right of the corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that Indemnitee is or was a director, officer or employee of the corporation, or is or was serving another entity in such capacity at the request of the corporation, against all expenses and liabilities actually and reasonably incurred by Indemnitee in connection with such Proceeding.

     (ii) The right to indemnification conferred by this Article shall be presumed to have been relied upon by the Indemnitee and shall be enforceable as a contract right. The corporation may enter into contracts to provide individual Indemnitees with specific rights of indemnification to the fullest extent permitted by Delaware Law and may create trust funds, grant security interests, obtain letters of credit or use other means to ensure the payment of such amounts as may be necessary to effect the rights provided in this Article or in any such contract.

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     (iii) Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Article and the corporation shall have the burden of proof to overcome that presumption in reaching any contrary determination. Such indemnification shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with any Proceeding, consistent with the provisions of Delaware Law.

     C. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection of any director or any Indemnitee existing at the time of such repeal or modification.

     D. The amendment or repeal of this Article shall require the approval of the holders of shares representing at least eighty percent (80%) of the shares of the corporation entitled to vote in the election of directors, voting as one class.

     Section 3. Indemnification. The Company shall indemnify Director to the fullest extent permitted by applicable law or the Restated Certificate of Incorporation of the Company in effect on the date hereof or as such laws or Restated Certificate of Incorporation may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than the law or Restated Certificate of Incorporation permitted the Company to provide before such amendment). The right to indemnification conferred in the Restated Certificate of Incorporation shall be presumed to have been relied upon by Director in serving or continuing to serve the Company and shall be enforceable as a contract right. Without in any way diminishing the scope of the indemnification provided by this Section 3, the Company will indemnify Director if and whenever he is or was a party or is threatened to be made a party to any Proceeding, including without limitation any such Proceeding brought by or in the right of the Company, by reason of the fact that he is or was an Agent or by reason of anything done or not done by him in such capacity, against Expenses and Liabilities actually and reasonably incurred by Director or on his behalf in connection with the investigation, defense, settlement or appeal of such Proceeding. No initial finding by the Board, its counsel, Independent Counsel, arbitrators or the stockholders shall be effective to deprive Director of the protection of this indemnity, nor shall a court to which Director may apply for enforcement of this indemnity give any weight to any such adverse finding in deciding any issue before it, as it is

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intended that Director shall be paid promptly by the Company all amounts necessary to effectuate the foregoing indemnity in full. In addition to, and not as a limitation of, the foregoing, the rights of indemnification of Director provided under this Agreement shall include those rights set forth in Sections 4, 7 and 8 below.

     Section 4. Advancement of Expenses and Costs;
Letter of Credit.

     (a) Advances. All reasonable Expenses incurred by or on behalf of Director shall be advanced by the Company to Director within 20 days after the receipt by the Company of a written request for an advance or advances of Expenses from time to time, whether prior to or after final disposition of a Proceeding (unless there has been a final determination that Director is not entitled to be indemnified for such Expenses), including without limitation any Proceeding brought by or in the right of the Company. Director's entitlement to advancement of Expenses shall include those incurred in connection with any Proceeding by Director seeking an adjudication or award in arbitration pursuant to this Agreement. The requests shall reasonably evidence the Expenses incurred by Director in connection therewith. If required by law at the time of such advance, Director hereby undertakes to repay the amounts advanced if it shall ultimately be determined that Director is not entitled to be indemnified pursuant to the terms of this Agreement.

     (b) Letter of Credit. In order to secure the obligations of the Company to indemnify Director under Section 3 hereof and to advance to Director certain amounts under Section 4(a) hereof, the Company shall obtain upon the occurrence of any Triggering Event, an irrevocable standby letter of credit naming Director as the sole beneficiary, in an appropriate amount not less than $500,000, issued by a financial institution having assets in excess of $100 million and containing terms and conditions reasonably acceptable to Director (the "Letter of Credit"). The Letter of Credit shall provide that Director may from time to time draw certain amounts thereunder, upon the presentation to the issuer thereof of a certificate executed by Director certifying (i) that Director has made demand upon the Company for an amount not less than the amount he is drawing upon under the Letter of Credit and that the Company has refused to provide Director with such amount and (ii) that Director believes that he is entitled under the terms of this Agreement to the amount which he is drawing upon under the Letter of Credit.

     (c) Term of Letter of Credit. Once the Company has obtained the Letter of Credit required by Section 4(b)

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hereof, the Company shall maintain and renew the Letter of Credit or a substitute letter of credit meeting the criteria of Section 4(b) hereof during the term of this Agreement in a manner such that the Letter of Credit shall have an initial term of five years, be renewed for successive five-year terms, and shall always have at least one year of its term remaining.

     Section 5. Procedure for Determination of
Entitlement to Indemnification.

     (a) Whenever Director believes that he is entitled to indemnification pursuant to this Agreement, Director shall submit a written request for indemnification to the Company to the attention of the Chairman of the Board and Chief Executive Officer with a copy to the Secretary. This request shall include documentation or information which is necessary for the determination of entitlement to indemnification and which is reasonably available to Director. Determination of Director's entitlement to indemnification shall be made not later than 60 days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Proceeding or any other event which could enable the Company to determine Director's entitlement to indemnification. The Chairman of the Board and Chief Executive Officer, or the Secretary shall, promptly upon receipt of Director's request for indemnification, advise the Board in writing that Director has made such request for indemnification.

     (b) The Company shall be entitled to select the forum in which Director's entitlement to indemnification will be heard unless a Triggering Event has occurred, in which case Director shall be entitled to select the forum. The Company or Director, as the case may be, shall notify the other party in writing as to the forum selected, which selection shall be from among the following:

     (i) The stockholders of the Company;

     (ii) A quorum of the Board consisting of Disinterested Directors;

     (iii) Independent Counsel selected by Director, and reasonably approved by the Board, which counsel shall make the determination in a written opinion; or

     (iv) A panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by Director and the last of whom is

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   selected by the first two arbitrators so selected; or if for any reason three arbitrators are not selected within thirty days after the appointment of the first arbitrator, then selection of additional arbitrators to complete the three person panel shall be made by the American Arbitration Association under its commercial arbitration rules now in effect.

      Section 6. Presumptions and Effect of Certain Proceedings. Upon making a request for indemnification, Director shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in reaching any contrary determination. If the person or persons so empowered to make the determination shall have failed to make the requested indemnification within 60 days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Proceeding or any other event which could enable the Company to determine Director's entitlement to indemnification, the requisite determination of entitlement to indemnification shall be deemed to have been made and Director shall be absolutely entitled to indemnification under this Agreement, absent
(i) misrepresentation by Director of a material fact in the request for indemnification or (ii) a specific finding that all or any part of such indemnification is expressly prohibited by law. The termination of any Pro-ceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself (a) adversely affect the rights of Director to indemnification except as may be provided herein, (b) create a presumption that Director did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or (c) with respect to any criminal action or proceeding, create a presumption that Director had reasonable cause to believe that his conduct was unlawful.

     Section 7. Remedies of Director in Cases of Determination not to Indemnify or to Advance Expenses.

     (a) In the event that (i) an initial determination is made that Director is not entitled to indemnification, (ii) advances are not made pursuant to this Agreement, (iii) payment has not been timely made following a deter-mination of entitlement to indemnification pursuant to this Agreement or (iv) Director otherwise seeks enforcement of this Agreement, Director shall be entitled to a final adjudication in an appropriate court of the State of Delaware of his entitlement to such indemnification or advance.

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Alternatively, Director at his option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association now in effect, which award is to be made within ninety (90) days following the filing of the demand for arbitration. The Company shall not oppose Director's right to seek any such adjudication or arbitration award. In any such proceeding or arbitration Director shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption.

     (b) In the event an initial determination has been made, in whole or in part, that Director is not entitled to indemnification, the decision in the judicial proceeding or arbitration provided in paragraph (a) of this Section 7 shall be made de novo and Director shall not be prejudiced by reason of a determination that he is not entitled to indemnification.

     (c) If an initial determination is made or deemed to have been made pursuant to the terms of this Agreement that Director is entitled to indemnification, the Company shall be bound by such determination in the absence of (i) a misrepresentation of a material fact by Director or (ii) a specific finding (which has become final) that all or any part of such indemnification is expressly prohibited by law.

     (d) The Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

     (e) Expenses incurred by Director in connection with his request for indemnification under, seeking enforcement of or to recover damages for breach of this Agreement shall be borne by the Company.

     Section 8. Other Rights to Indemnification. Director's rights of indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Director may now or in the future be entitled under applicable law, the Restated Certificate of Incorporation, By-laws, agreement, vote of stockholders, resolution of directors, or otherwise.

     Section 9. Limitations on Indemnity. The Company shall not be liable under this Agreement to make any payment to Officer to the extent that Officer has already been

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reimbursed pursuant to such D & O Insurance as the Company may maintain for
Director's benefit. Notwithstanding the availability of such insurance, Director may also claim indemnification from the Company pursuant to this Agreement by assigning to the Company any claims under such insurance to the extent Director is paid by the Company.

     Section 10. Duration and Scope of Agreement; Binding Effect. This Agreement shall continue so long as Director shall be subject to any possible Proceeding by reason of the fact that he is or was an Agent and shall be applicable to Proceedings commenced or continued after execution of this Agreement, whether arising from acts or omissions occurring before or after such execution. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Director and his spouse, assigns, heirs, devisees, executors, administrators and other legal representatives.

     Section 11. Severability. If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     Section 12. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

     Section 13. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Director to the fullest extent now or hereafter permitted by law.

     Section 14. Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

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     Section 15. Definitions. For purposes of this Agreement:

     (a) "Agent" shall mean any person who (i) is or was a director, officer or employee of the Company or a subsidiary of the Company whether serving in such capacity or as a director, officer, employee, agent, fiduciary or other official of another entity at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company or (ii) was a director, officer or employee of a corporation which was a predecessor corporation of the Company or a subsidiary of the Company whether serving in such capacity or as a director, officer, employee, agent, fiduciary or other official of another entity at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

     (b) "Disinterested Director" shall mean a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Director.

     (c) "Expenses" shall include all direct and indirect costs (including, without limitation, attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Director for which he is otherwise not compensated by the Company or any third party) actually and reasonably incurred in connection with either the investigation, defense, settlement or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that "Expenses" shall not include any judgments, fines or ERISA excise taxes or penalties.

     (d) "Independent Counsel" shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or Director in any matter material to either party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Director in an action to determine Director's right to indemnification under this Agreement.

     (e) "Liabilities" shall mean liabilities of any type whatsoever, including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement.

     (f) "Proceeding" shall mean any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.

     (g) "Triggering Event" shall mean the acquisition by any person (other than the Company) of 30% or more of the outstanding shares of common stock of the Company unless a majority of the entire Board, which shall include the affirmative vote of at least one director from each class of the Board, shall have earlier approved such acquisition.

     Section 16. Pronouns. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

     Section 17. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties to this Agreement. No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     Section 18. Notice by Director and Defense of Claims. Director agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification hereunder, whether civil, criminal, administrative or investigative; but the omission so to notify the Company will not relieve it from any liability which it may have to Director if such omission does not prejudice the Company's rights and if such omission does prejudice the Company's rights, it will relieve the Company from liability only to the extent of such prejudice; nor will such omission relieve the Company from any liability which it may have to Director otherwise than under this Agreement. With respect to any Proceeding as to which Director notifies the Company of the commencement thereof:

     (a) The Company will be entitled to participate therein at its own expense; and

     (b) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to

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

assume the defense thereof, with counsel reasonably satisfactory to Director. After notice from the Company to Director of its election so to assume the defense thereof, the Company will not be liable to Director under this Agreement for any Expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ his counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by the Company, (ii) Director shall have reasonably concluded that there may be a conflict of interest between the Company and Director in the conduct of the defense of such action or that counsel may not be adequately representing Director, (iii) a Triggering Event shall have occurred or (iv) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding as to which Director shall have made the conclusion provided for in
(ii) above or if an event specified in (iii) above shall have occurred.

     (c) The Company shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Director without Director's written consent. Neither the Company nor Director will unreasonably withhold their consent to any proposed settlement.

     Section 19. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

      (a) If to Director, to:

                --------------------

                --------------------

                --------------------

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      (b) If to the Company, to:

                Potlatch Corporation
                P.O. Box 3591
                San Francisco, CA 94119
                Attn: Chairman of the Board and
                        Chief Executive Officer

          With a copy to:

                      Secretary

or to such other address as may have been furnished to Director by the Company or to the Company by Director, as the case may be.

     Section 20. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

     Section 21. Consent to Jurisdiction. The Company and Director each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ATTEST:
                                POTLATCH CORPORATION

 By                             By
    ----------------------         -------------------------
                                Director

                                ----------------------------

                       Address:
                                ----------------------------


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                    Schedule A to Exhibit (10)(j)
                                  March 1, 2002

         The following table sets forth the name of each current Director of Potlatch Corporation who has executed the Indemnification Agreement filed as Exhibit (10)(j):

         Name of Director                        Date Agreement Executed
         Richard A. Clarke                         December 11, 1986
         Boh A. Dickey                             August 7, 2000
         Jerome C. Knoll                           December 31, 2001
         Vivian W. Piasecki                        December 10, 1992
         Gregory L. Quesnel                        September 15, 2000
         Toni Rembe                                December 11, 1986
         Judith M. Runstad                         March 9, 1999
         L. Pendleton Siegel                       November 1, 1997
         Frederick T. Weyerhaeuser                 December 11, 1986
         Dr. William T. Weyerhaeuser               February 22, 1990
